                                                                 EXHIBIT m(2)(b)


                                 AMENDMENT NO. 1
                        TO THE THIRD AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The Third Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Funds Group, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                                                                     MAXIMUM
                                                     ASSET-BASED               SERVICE              AGGREGATE
          FUND                                      SALES CHARGE                 FEE                    FEE
          ----                                      ------------               -------              ---------

AIM Balanced Fund                                       0.75%                   0.25%                 1.00%

AIM Basic Balanced Fund                                 0.75%                   0.25%                 1.00%

AIM European Small Company Fund                         0.75%                   0.25%                 1.00%

AIM Global Utilities Fund                               0.75%                   0.25%                 1.00%

AIM International Emerging Growth Fund                  0.75%                   0.25%                 1.00%

AIM New Technology Fund                                 0.75%                   0.25%                 1.00%

AIM Select Growth Fund                                  0.75%                   0.25%                 1.00%

AIM Small Cap Equity Fund                               0.75%                   0.25%                 1.00%

AIM Value Fund                                          0.75%                   0.25%                 1.00%

AIM Value II Fund                                       0.75%                   0.25%                 1.00%

AIM Worldwide Spectrum Fund                             0.75%                   0.25%                 1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  September _____, 2001

                                         AIM FUNDS GROUP
                                         (on behalf of its Class B Shares)


Attest:                                  By:
         --------------------------          ----------------------------------
         Assistant Secretary                  Robert H. Graham
                                              President





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